UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2016

CLIFTON BANCORP INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36390	46-4757900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Clifton Bancorp Inc. (the "Company") was held on August 10, 2016.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term bythe following vote:

	FOR	WITHHELD
Stephen Adzima	16,176,735	1,117,082
Charles J. Pivirotto	16,186,116	1,107,701

The following individual was elected as director, for a one-year term by the following vote:

	FOR	WITHHELD
Cynthia Sisco	16,243,382	1,050,435

There were 4,650,629 broker non-votes on the proposal.

2.	The appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2017 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
21,415,007	277,087	252,352

There were no broker non-votes on the proposal.

3.	An advisory vote was taken on the compensation of the Company's named executive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN
15,917,701	919,370	456,746

There were 4,650,629 broker non-votes on the proposal.

Item 8.01 Other Events

On August 11, 2016, the Company issued a press release announcing the results of its annual meeting of stockholders held on August 10, 2016.  A copy of the Company's press release dated August 11, 2016 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Other Exhibits

(d)	Exhibits

	Numbers	Description

	99.1	Press Release dated August 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON BANCORP INC.

Date: August 12, 2016	By:	/s/ Paul M. Aguggia Paul M. Aguggia Chairman, President and Chief Executive Officer